As filed with the Securities and Exchange Commission on November 13, 2006
Registration No. 33-77944

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 Airport Road
Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Forward Air Corporation Employee Stock Purchase Plan
(Full title of the plan)

Matthew J. Jewell
Senior Vice President, General Counsel and Secretary
430 Airport Road
Greeneville, Tennessee 37745
(Name and address of agent for service)

(423) 636-7000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Forward Air Corporation, a Tennessee corporation (the “Registrant”), is filing this Post-Effective Amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on April 21, 1994 (File No. 33-77944) (the “Registration Statement”) with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Forward Air Corporation Employee Stock Purchase Plan (the “Plan”). A total of 1,350,000 shares of the Common Stock were registered for issuance under the Registrant’s Plan.

The Plan has expired. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister an aggregate of 1,177,956 shares of the Registrant’s Common Stock previously registered that have not been issued and will not in the future be issued under the Plan.

Item 8. Exhibits

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on the 13th day of November, 2006.

Forward Air Corporation
Date: November 13, 2006	By:	/s/ Bruce A. Campbell
Bruce A. Campbell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Registrant’s Employee Stock Purchase Plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on the 13th day of November, 2006.

Forward Air Corporation Employee Stock Purchase Plan
Date: November 13, 2006	By:	/s/ C. John Langley, Jr.
C. John Langley, Jr. Chairman of the Compensation Committee

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Bruce A. Campbell, Rodney L. Bell and Matthew J. Jewell, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Richard W. Hanselman	Chairman of the Board	November 13, 2006
Richard W. Hanselman

/s/ Bruce A. Campbell	President, Chief Executive Officer	November 13, 2006
Bruce A. Campbell	and Director
(Principal Executive Officer)

/s/ Rodney L. Bell	Chief Financial Officer, Senior Vice	November 13, 2006
Rodney L. Bell	President and Treasurer
(Principal Financial and Accounting Officer)

/s/ C. Robert Campbell	Director	November 13, 2006
C. Robert Campbell

/s/ C. John Langley, Jr.	Director	November 13, 2006
C. John Langley, Jr.

/s/ G. Michael Lynch	Director	November 13, 2006
G. Michael Lynch

/s/ Ray A. Mundy	Director	November 13, 2006
Ray A. Mundy

/s/ B. Clyde Preslar	Director	November 13, 2006
B. Clyde Preslar

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)